                                                                    EXHIBIT 10.2
                                                                    ------------


                           WARRANT PURCHASE AGREEMENT


     This WARRANT PURCHASE AGREEMENT dated January 8, 1999 (the "Agreement"), is made by and between BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation (the "Corporation"), and MICROSOFT CORPORATION, a Washington corporation (the "Purchaser").

     The Corporation wishes to sell to the Purchaser, and the Purchaser wishes to acquire from the Corporation, a Common Stock Purchase Warrant, in the form of Exhibit A (the "Warrant"), to purchase an aggregate of One Million Seven Hundred Fifty Thousand (1,750,000) shares of Common Stock, par value $.01 per share, of the Corporation, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                              ISSUANCE OF WARRANT

     Simultaneously herewith, the Corporation is issuing and delivering the Warrant to the Purchaser for investment purposes only and not with a view to resale thereof. The parties agree that $4,160,214 of the funding provided by Purchaser to the Corporation on the Effective Date under the Alliance Agreement dated the date hereof between the Purchaser and the Corporation (the "Alliance Agreement") is allocated to the purchase price of the Warrant.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation represents and warrants to the Purchaser and agrees that:

     2.1.  Organization; Good Standing  The Corporation is a corporation duly
           ---------------------------
organized, validly existing and subsisting under the laws of the Commonwealth of Massachusetts and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Corporation, and has the corporate power and authority to own and lease its properties, to carry on its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Warrant.

     2.2.  Due Authorization  The execution, delivery and performance of this
           -----------------
Agreement and the Warrant have been duly authorized by all requisite corporate action by the Corporation and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, the Articles of Incorporation (the "Charter") or Bylaws of the Corporation (the "Bylaws"), or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of the Corporation, in each case except as would not have a material adverse effect on the Corporation or the ability of the Corporation to perform its obligations hereunder.

     2.3.  Binding Obligation; No Consents  This Agreement and the Warrant have
           -------------------------------
been duly executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their respective terms, except as rights to indemnity and contribution under the Warrant may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement or the Warrant or for the issuance of the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") other than those required under applicable federal and state securities laws (the "Securities Consents and Filings"). The Corporation covenants and agrees to make and obtain all required Securities Consents and Filings within the applicable statutory periods prescribed for such consents and filings.

     2.4.  Capitalization  The authorized capital stock of the Corporation
           --------------
consists of 35,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock")(of which 18,970,982 shares are issued and outstanding, 1,848,000 shares are held in treasury, 2,386,661 shares have been reserved for issuance pursuant to the Corporation's stock and option plans and other outstanding options and warrants, and 3,947,380 shares have been reserved for issuance upon conversion of shares of Preferred Stock), and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which 263,158 shares have been designated as Series A Convertible Preferred (all of which are issued and outstanding), 65,790 shares have been designated as Series B Convertible Preferred (all of which are reserved for issuance pursuant to outstanding warrants) and 65,790 shares have been designated as Series C Convertible Preferred (all of which are reserved for issuance pursuant to outstanding Warrants). Schedule 2.4 attached hereto contains a complete and correct description of the percentage ownership of each subsidiary of the Company, beneficially and of record, and the names (and the percentage ownership) of any other owners thereof. All of the aforesaid issued and outstanding shares of the Corporation and the subsidiaries of the Corporation are duly authorized and validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by such entity in compliance in all material respects with applicable federal and state securities laws, except where such noncompliance would not have a material adverse effect on the Corporation. Schedule 2.4 also contains a complete and accurate description of all agreements to which the Corporation is a party that obligate the Corporation to register any of its equity securities with the Securities and Exchange Commission (the "Registration Agreements"). The Corporation has provided to Purchaser true and complete copies of all such Registration Agreements, as amended to date. All of the shares of Common Stock issuable under the Warrant have been duly reserved for issuance upon exercise of the Warrant.

     2.5.  Litigation, Etc.  There are no material (i) actions, suits, claims,
           ----------------
legal or administrative proceedings or to the Corporation's knowledge, investigations pending against the Corporation or any of its subsidiaries relating to or affecting the Corporation, whether at law or in equity, or before or by any governmental authority or arbitrator, which if determined adversely against the Corporation or any of its subsidiaries could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole, or (ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Corporation or any of its subsidiaries that could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole.

     2.6.  Financial Information.  The Corporation has delivered to Purchaser
           ---------------------
copies of the Corporations: (i) audited financial statements at and for the years ended December 31, 1995, 1996 and 1997 and (ii) unaudited financial statements for each of the first three fiscal quarters of 1998 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Corporation and in all material respects present fairly the financial condition and results of operations of the Corporation, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise stated therein and, with respect to any unaudited financial statements, except for such adjustments, consistently applied, necessary for such fair presentation.

     2.7.  Corporation Information  The Corporation has delivered to Purchaser
           -----------------------
copies of all periodic and other reports filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, on or after January 1, 1998 and all proxy statements, annual reports and other materials distributed to the Corporation's shareholders on or after January 1, 1998 (collectively, the "Corporation Information"). The Corporation Information is true, correct and complete in all material respects as of the respective dates of the information set forth therein, and the Corporation Information, as of its respective dates, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or

Warrant Purchase Agreement--Page 2
necessary to make the statements therein not misleading in light of the circumstances under which such statements were made.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Corporation that:

     3.1.  Organization  The Purchaser is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Washington and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     3.2.  Due Authorization  The execution, delivery and performance of this
           -----------------
Agreement have been duly authorized by all requisite action by the Purchaser and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, or the Articles of Incorporation or Bylaws of the Purchaser, in each case except as would not have an adverse effect on the Purchaser or the ability of the Purchaser to perform its obligations hereunder.

     3.3.  Binding Obligation; No Consents  This Agreement constitutes a valid
           -------------------------------
and legally binding obligation of the Purchaser, enforceable in accordance with its terms. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement by the Purchaser.

     3.4.  Investment Representations
           --------------------------

           (a) The Purchaser is acquiring the Warrant hereunder and will acquire Warrant Shares upon the exercise of the Warrant for its own account, for investment and not with a view to the distribution thereof.

           (b) The Purchaser understands that the Warrant and Warrant Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

           (c) The Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

           (d) The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act).

                                   ARTICLE IV
                         WARRANT FORFEITURE PROVISIONS

     4.1  Termination of the Alliance Agreement.  The termination of the
          -------------------------------------
Alliance Agreement under the following situations will affect the rights of the Purchaser with respect to the Warrant and any Spin Off Warrant (as defined in the Warrant, and referred to collectively herein as the "Warrants") and the shares of Common Stock purchased thereunder (the "Warrant Shares") as specified in this Article IV below. The effective date of termination of the Alliance Agreement is referred to herein as the "Termination Date."

          (a) In the event the Alliance Agreement is terminated by the Purchaser pursuant to the provisions of Section 13.2 or 14.4 thereof and the Termination Date is on or prior to January 31, 2000, on the Termination Date and without any further action on the part of the Corporation the Purchaser shall (i) forfeit rights to purchase 41% of the Warrant Shares then purchasable under the Warrants and (ii) sell to the Corporation 41% of the

Warrant Purchase Agreement--Page 3

Warrant Shares purchased under the Warrants prior to the Termination Date (including all Distribution Assets and Additional Distribution Assets (as such terms are defined in Section 4 of the Warrant) paid or distributed with respect thereto).

          (b) In the event the Alliance Agreement is terminated by the Corporation on or prior to the following dates pursuant to the provisions of
Section 13.2 of the Alliance Agreement (a "Microsoft Breach"), on the Termination Date and without any further action on the part of the Corporation the Purchaser shall (i) forfeit the following percentage of rights to purchase Warrant Shares under the Warrants and (ii) sell to the Corporation the following percentage of the Warrant Shares purchased under the Warrants prior to the Termination Date (including all Distribution Assets and Additional Distribution Assets paid or distributed with respect thereto):

          Termination Date      Percentage Forfeiture
          ----------------      ---------------------

          June 30, 1999           100%
          January 31, 2000         41%
          January 31, 2001         16%

     4.2  Procedures for Forfeiture.  In the event the Purchaser shall forfeit
          -------------------------
rights to the Warrants and Warrant Shares pursuant to the provisions of Section 4.1, upon receipt of a written request of the Corporation the Purchaser shall return to the Corporation (within 10 business days of receipt of the Corporation's written request therefor) the Warrants for cancellation and the Corporation shall reissue and return to the Purchaser (within 5 business days of receipt of the original Warrants) one or more replacement Warrants, as the case may be, of like tenor representing the balance of the rights thereunder to which the Purchaser has not so forfeited (the "Warrant Reissue"). In addition, simultaneously with the Warrant Reissue, Purchaser shall sell to the Corporation and the Corporation shall purchase the Warrant Shares forfeited pursuant to the provisions of Section 4.1 (including all Distribution Assets and Additional Distribution Assets paid or distributed with respect thereto), if any, for a purchase price equal to Purchaser's purchase price therefor under the Warrants.

     4.3  Buyout of Remaining Warrants.  In the event the Alliance Agreement is
          ----------------------------
terminated by the Corporation due to a Microsoft Breach or pursuant to the provisions of Section 14.4 thereof and the Termination Date occurs on or prior to January 31, 2001, the Corporation shall, at its option (which option shall expire 15 days after the Termination Date), purchase and the Purchaser shall sell to the Corporation all remaining rights to purchase Warrant Shares under the Warrants which are not forfeited pursuant to the provisions of Section 4.1 above (together with all Distribution Assets and Additional Distribution Assets held in the Escrow Account (as defined in the Warrant) with respect to such rights to purchase Warrant Shares). The purchase price per share for the remaining rights under the Warrants shall equal the Deemed Market Value (as defined below) per share of common stock (or such other security into which such warrant is then convertible (the "Conversion Stock")) as of the Termination Date less the then applicable exercise price per share specified in each Warrant.
The purchase price for all Distribution Assets and Additional Distribution Assets, if any, shall equal the Fair Market Value thereof (as defined below). The purchase price shall be paid by the Corporation on or prior to 30 days following the Termination Date (the "Closing Date") and shall be payable, at the election of the Corporation, in cash or shares of Common Stock of the Corporation (valued at the closing price for the Common Stock on the Nasdaq Stock Market (or such other primary stock market or exchange on which the stock then trades (the "Primary Market") on the last trading day immediately prior to the Closing Date), or any combination of cash and shares of Common Stock of the Corporation. As used herein, the "Deemed Market Value" of the a publicly traded security shall equal the average of the closing prices for the security on the Nasdaq Stock Market (or such other primary stock market or exchange on which the security then trades) for a period of 30 trading days commencing on the date which is 15 trading days prior to the Termination Date and ending on the date which is 15 trading days after the Termination Date. As used herein, the "Fair Market Value" of any Distribution Assets or Additional Distribution Assets shall equal (i) if such assets are publicly traded securities, the Deemed Market Value thereof, (ii) if such assets are cash, the amount thereof as of the Termination Date, and (iii) if such assets are other than cash or publicly traded securities the fair value thereof as of the Termination Date as mutually determined in good faith by the Purchaser and the Corporation. In the event that the Purchaser and the Corporation do not mutually agree on any amount which is payable under this
Section 4.3, the parties will submit such determination within 10 business days of the date such payment is due to an independent national accounting firm which shall not be the primary auditor for either the Purchaser or the Corporation to

Warrant Purchase Agreement--Page 4
determine such amount by "Baseball Arbitration." The determination of the accounting firm shall be (i) limited to determining the amount in dispute under this Section 4.3, (ii) made within 10 business days of submission thereof and
(iii) final and binding on the parties and shall be enforceable in a court of law. For purposes hereof, "Baseball Arbitration" shall mean a procedure under which each party proposes a resolution of the amount in dispute to the independent accountant and the independent accountant chooses one party's proposal in its entirety without compromising the proposals of the parties or exercising discretion unrelated to the parties' proposal. The fee of the accounting firm shall be paid by the party whose proposal is not selected.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1.  Amendment, Modification or Waiver  This Agreement shall not be
           ---------------------------------
altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

     5.2.  Entire Agreement; Content of Exhibits  This Agreement, and the
           -------------------------------------
Exhibit attached hereto and the Agreement contain the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect thereto. The Corporation acknowledges that Microsoft is acquiring the Warrant solely as an investment and not in connection with the performance of services by Microsoft and agrees to treat this Agreement, the Warrant and all actions taken in connection therewith consistently with such characterization for all purposes.

     5.3.  Descriptive Headings  Descriptive headings are for convenience only
           --------------------
and shall not control or affect the meaning or construction of any provision of this Agreement.

     5.4.  Counterparts  This Agreement may be executed in two counterparts, and
           ------------
each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     5.5.  Governing Law  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws principles.

     5.6.  Benefits of Agreement  All the terms and provisions of this Agreement
           ---------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

                    [Remainder of page intentionally blank]

Warrant Purchase Agreement--Page 5

     IN WITNESS WHEREOF, each of the parties has caused this Warrant Purchase Agreement to be executed on its behalf as of the date first above written.



CORPORATION:                  BANYAN SYSTEMS INCORPORATED



                              By: /s/ Richard M. Spaulding
                                 -----------------------------------------
                                 Richard M. Spaulding
                                 Vice President, Chief Financial Officer


PURCHASER:                    MICROSOFT CORPORATION



                              By: /s/ Gregory B. Maffei
                                 -----------------------------------------
                                 Gregory B. Maffei
                                 Vice President, Finance;
                                 Chief Financial Officer

Warrant Purchase Agreement--Page 6

                                 SCHEDULE 2.4
                            REGISTRATION AGREEMENTS


          Securities Issuance Agreement dated as of September 4, 1997 between Foothill Capital Corporation and Banyan Systems Incorporated.

          Preferred Stock and Warrant Purchase Agreement dated as of March 5, 1998 between HarbourVest Partners V-Direct Fund, L.P. and Banyan Systems Incorporated.

                                  SUBSIDIARIES
                                  ------------

                                                            Jurisdiction of
     Company                                                Incorporation
     -------                                                ---------------
1.   Banyan Systems International Incorporated              Massachusetts
     120 Flanders Road
     Westboro, MA  01851

2.   Banyan Securities Corporation                          Massachusetts
     120 Flanders Road
     Westboro, MA  01581

3.   Banyan Systems Asia-Pacific Incorporated               Massachusetts
     120 Flanders Road
     Westboro, MA  01581

4.   Banyan Systems (UK) Ltd.                               England
     Banyan House
     Northwood Park
     Gatwick Road
     Crawley, West Sussex, U.K.

5.   Banyan Systems (Holland) B.V.                          Holland
     Planetenbaan 28
     3605 AK MAARSSEN
     The Netherlands

6.   Banyan Systems (Deutschland)                           Germany
     GmbH
     Kappellenstr. 10
     85622 Feldkirchen
     Germany

7.   Banyan Systems (France) S.A.R.L.                       France
     11 Rue Salomon de Rothschild
     92150 Suresnes
     France

8.   Beyond Incorporated                                    Delaware
     120 Flanders Road
     Westboro, MA 01581

9.   Banyan Systems S.A. de C.V                             Mexico
     Diego Rivera 27-202
     Col. San Pablo Tepetlapa
     Mexico, D.F. 04380

10.  Banyan Systems Asia Pacific Ltd.                       Hong Kong
     1301 Harcourt House
     39 Gloucester Road
     Wanchai
     Hong Kong

11.  Banyan Systems (Taiwan), Incorporated                  Massachusetts
     120 Flanders Road
     Westboro, MA 01581

12.  Nihon Banyan Systems K.K.                              Japan
     Kokusaikougyo Gobancho
     K Bldg.
     12 Gobancho, Chiyodo-ku
     Tokyo 102 Japan

13.  Banyan Systems (Korea) Co., Ltd.                       Korea
     6F Eunseoung Bldg.
     601-18 Yeoksam-Dong
     Kangnam-ku
     Seoul, Korea 135-729

14.  Banyan Systems do Brasil Ltda.                         Brazil
     Av. Roque Petrone Jr.
     999-13 Andar
     CEP 04707-910, Sao Paulo
     SP Brasil

15.  Banyan Enterprise Networks                             South Africa
     P.O. Box 98910
     Sloanpark
     Bryanston 2152
     Johannesburg, South Africa

16.  Coordinate.com Incorporated                            Delaware
     120 Flanders Road
     Westboro, MA 01581

17.  Switchboard Incorporated                               Delaware
     115 Flanders Road
     Westboro, MA 01581

Warrant Purchase Agreement--Page 8

                        BANYAN OWNERSHIP OF SUBSIDIARIES
                        --------------------------------

Equity Structure of Switchboard


Certificate of Incorporation, as Amended:
----------------------------------------

 Authorized Common Stock, $0.01 par value per share
 (the "Common Stock"):                                   17,500,000 shares
 Authorized Preferred Stock, $0.01 par value per share
 (the "Preferred Stock"):                                 4,000,000 shares
 Designations of the Preferred Stock:
 Series A Convertible Preferred Stock ("Series A
 Stock"):                                                   750,000 shares
 Series B Convertible Preferred Stock ("Series B
 Stock"):                                                 1,500,000 shares

Outstanding shares of Common Stock
----------------------------------

 Ownership:                                               7,015,000 shares total
     7,000,000 shares    - Banyan Systems Incorporated
           750 shares    - Martha Collins
           500 shares    - Michael Dinsmore
         1,500 shares    - David A. Mary
         1,000 shares    - Vishwanthan Ramamurphy
         2,000 shares    - Christopher Shaw
         7,500 shares    - Deepak Taneja
         1,750 shares    - Patricia A. Ward



Outstanding shares of Series A Stock:
------------------------------------

Ownership:                                                  750,000 shares total

375,000 shares        - America Online, Inc.

375,000 shares        - Digital City Inc.

Outstanding shares of Series B Stock:                             0 shares total
-------------------------------------

Warrant Purchase Agreement--Page 9

Outstanding Series B Stock Purchase Warrants:
--------------------------------------------

 3.75% of the issued and outstanding
 shares of capital stock of Switchboard
 Incorporated on a fully diluted basis
 on the date of exercise, subject to
 adjustment

                            - America Online, Inc.
    (The Company believes the foregoing Warrant to America Online, Inc. has expired pursuant to its terms.)

 3.75% of the issued and outstanding
 shares of capital stock of Switchboard
 Incorporated on a fully diluted basis
 on the date of exercise, subject to
 adjustment

                              - Digital City Inc.
     (The Company believes the foregoing warrant to Digital City Inc. has expired pursuant to its terms.)



Outstanding Common Stock Purchase Warrants:
------------------------------------------

 A maximum of 250,000 shares, subject
 to adjustment                           - America Online, Inc.

    (The Company believes the foregoing warrant to America Online, Inc. has expired pursuant to its terms.)

 Up to 300,000 shares, subject
 to adjustment                           - Continuum Software Inc.

1996 Stock Incentive Plan:
-------------------------

 Shares of Common Stock Authorized for issuance:
                                                                1,500,000 shares
 Outstanding Options to Purchase Common Stock (as of
 December 31, 1998):                                            1,205,625 shares



                           Nihon Banyan Systems K.K.
                           -------------------------

     The Company owns a 66.67% interest in Nihon Banyan Systems K.K. with the remaining 33.33% interest owned collectively by Marubeni Corporation and NTT Technology Corporation.


                              Other Subsidiaries
                              ------------------

     Other than Switchboard Incorporated and Nihon Banyan Systems K.K., all of the subsidiaries of the Company listed in Schedule 2.4 are wholly owned by the Company.

Warrant Purchase Agreement--Page 10